As filed with the Securities and Exchange Commission on June 2, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	59-2758596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

354 EISENHOWER PARKWAY

LIVINGSTON, NEW JERSEY 07039

(Address of Principal Executive Offices)

COLUMBIA LABORATORIES, INC.

1996 LONG-TERM PERFORMANCE PLAN

(Full Title of Plan)

DAVID L. WEINBERG

CHIEF FINANCIAL OFFICER

COLUMBIA LABORATORIES, INC.

354 EISENHOWER PARKWAY

LIVINGSTON, NEW JERSEY 07039

(973) 994-3999

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to:

JEFFREY J. FESSLER, ESQ.

SILLS CUMMIS EPSTEIN & GROSS, P.C.

ONE RIVERFRONT PLAZA

NEWARK, NEW JERSEY 07102

(973) 643-5974

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	2,000,000 shares	$3.07	$6,140,000	$777.94

(1)	Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 1, 2004.

EXPLANATORY NOTE

The Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the “Plan”) has been amended to increase the number of shares of common stock, par value $0.01 per share, of Columbia Laboratories, Inc. available for grants and awards thereunder, to 8,000,000. This Registration Statement relates to 2,000,000 of the shares covered by such Plan. The Registrant filed Registration Statements on Form S-8 (the “Filed Form S-8’s”) with the Securities and Exchange Commission (the “SEC”) on or about August 21, 1997 (SEC File No. 333-34079) and June 20, 2001 (SEC File No. 333-63470). The Filed Form S-8’s were filed in connection with the Plan. The contents of the Filed Form S-8’s, including periodic filings updating or amending the contents of the Filed Form S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on this 1st day of June, 2004.

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
David L. Weinberg Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Weinberg, acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ Fred Wilkinson Fred Wilkinson	Chairman of the Board of Directors and President and Chief Executive Officer	May 26, 2004

/S/ David L. Weinberg David L. Weinberg	Vice President-Finance, Chief Financial Officer and Treasurer	May 26, 2004

/S/ James J. Apostolakis James J. Apostolakis	Vice Chairman of the Board of Directors	May 18, 2004

/S/ Max Link Max Link	Director	May 21, 2004

/S/ Denis M. O’Donnell Denis M. O’Donnell	Director	May 26, 2004

/S/ Selwyn P. Oskowitz Selwyn P. Oskowitz	Director	May 19, 2004

/S/ Robert C. Strauss Robert C. Strauss	Director	May 19, 2004

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

4.1	-	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 33-31962)).

4.2	-	Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 31, 2000 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-38230).

4.3	-	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Columbia’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.4	-	Columbia Laboratories, Inc. 1996 Long-Term Performance Plan, as amended.

5	-	Opinion of Sills Cummis Epstein & Gross, P.C.

23.1	-	Consent of Goldstein Golub Kessler LLP.

23.2	-	Consent of Sills Cummis Epstein & Gross, P.C. (included in Exhibit 5).

24	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).